EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Bananastock Limited (a United Kingdom Limited Company)

Cover—Imagen y Publicaciones, S.L. (A Spain Limited Company)

Dynamic Graphics International, Limited (a Jamaica Limited Company)

HAAP Media Services and Consulting LLC (a Hungary Limited Liability Company)

Hemera Technologies Inc. (a Canada Corporation)

IFA Bilderteam GmbH (a Germany Limited Liability Company)

internet.com Canada Corporation (a Nova Scotia Unlimited Liability Company)

internet.com Limited (a United Kingdom Limited Company)

IT Stock International Limited (a United Kingdom Limited Company)

I-Venture Management LLC (a Delaware Limited Liability Company)

Japan.internet.com K.K. (a Japan Corporation)

Jupiterimages Corporation (an Arizona Corporation)

Jupiterimages France S.A.S. (a France Company)

Jupiterimages GmbH (a Germany Limited Liability Company)

Jupiterimages (Japan) K.K. (a Japan Corporation)

Jupiterimages Pty Ltd. (an Australia Limited Liability Company)

Jupiterimages (UK) Limited (a United Kingdom Limited Company)

Jupitermedia GmbH (a Germany Limited Liability Company)

Sitch AB (a Sweden Corporation)

Workbook, Inc. (a California Company)